                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED


                                     BYLAWS


                                       OF


                            EPS SOLUTIONS CORPORATION

                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE I OFFICES  ..........................................................................     1
    SECTION 1.1    Registered Office.........................................................     1
    SECTION 1.2    Principal Office..........................................................     1
    SECTION 1.3    Other Offices.............................................................     1

ARTICLE II MEETINGS OF STOCKHOLDERS..........................................................     1
    SECTION 2.1    Place of Meetings.........................................................     1
    SECTION 2.2    Annual Meetings...........................................................     1
    SECTION 2.3    Special Meeting...........................................................     1
    SECTION 2.4    Advance Notice of Stockholder Proposals and Stockholder Nominations.......     1

ARTICLE III BOARD OF DIRECTORS...............................................................     4
    SECTION 3.1    Number and Term of Office.................................................     4
    SECTION 3.2    Vacancies.................................................................     4
    SECTION 3.3    Place of Meeting..........................................................     4
    SECTION 3.4    First Meeting.............................................................     5
    SECTION 3.5    Regular Meetings..........................................................     5
    SECTION 3.6    Special Meetings..........................................................     5
    SECTION 3.7    Chairman of the Board.....................................................     5
    SECTION 3.8    Quorum and Manner of Acting...............................................     5
    SECTION 3.9    Committees................................................................     5
    SECTION 3.10   Affiliated Transactions...................................................     6
    SECTION 3.11   Qualification Requirement.................................................     6

ARTICLE IV OFFICERS..........................................................................     7
    SECTION 4.1    Officers..................................................................     7
    SECTION 4.2    Election..................................................................     7
    SECTION 4.3    Other Officers............................................................     7
    SECTION 4.4    Removal and Resignation..................................................      8
    SECTION 4.5    Vacancies................................................................      8
    SECTION 4.6    Chief Executive Officer..................................................      8
    SECTION 4.7    Chairman.................................................................      8
    SECTION 4.8    Vice Chairman............................................................      8
    SECTION 4.9    President................................................................      8
    SECTION 4.10   Secretary................................................................      9
    SECTION 4.11   Chief Financial Officer..................................................      9

ARTICLE V VOTING SECURITIES HELD BY THE CORPORATION.........................................      9
    SECTION 5.1    Corporate Actions........................................................      9

ARTICLE VI SHARES AND THEIR TRANSFER........................................................     10
    SECTION 6.1    Transfers of Stock.......................................................     10
    SECTION 6.2    Regulations..............................................................     10

ARTICLE VII INDEMNIFICATION.................................................................     10
    SECTION 7.1    Indemnification of Directors and Officers................................     10
    SECTION 7.2    Indemnification of Employees and Agents..................................     11
    SECTION 7.3    Enforcement of Indemnification...........................................     11

ARTICLE VIII CALIFORNIA LAW.................................................................     12

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
    SECTION 8.1    Indemnification of Directors and Officers................................     12
    SECTION 8.2    Indemnification of Agents................................................     13
    SECTION 8.3    Scope of Indemnification.................................................     14

ARTICLE IX MISCELLANEOUS....................................................................     14
    SECTION 9.1    Seal.....................................................................     14
    SECTION 9.2    Amendments...............................................................     14


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                            EPS SOLUTIONS CORPORATION

                             A DELAWARE CORPORATION

                              AMENDED AND RESTATED

                                     BYLAWS

                                    ARTICLE I
                                     OFFICES



        SECTION 1.1 Registered Office. The registered office of EPS Solutions Corporation, Inc. (the "CORPORATION") shall be at National Registered Agents, Inc., 9 East Loockerman Street, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

        SECTION 1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be as set forth in a resolution adopted by the Board of Directors of the Corporation (the "Board").

        SECTION 1.3 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

        SECTION 2.1 Place of Meetings. All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office of the Corporation or at such other place within or without the State of Delaware that may be designated by the Board pursuant to authority hereinafter granted to the Board.

        SECTION 2.2 Annual Meetings. Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly come before such meetings may be held at such time and place and on such date as the Board shall determine by resolution.

        SECTION 2.3 Special Meetings. A special meeting of the stockholders for the transaction of any proper business may be called at any time only by the Board or the Chairman and may be held at such time and place and on such date as the Board or Chairman, as applicable, shall determine.

        SECTION 2.4 Advance Notice of Stockholder Proposals and Stockholder Nominations.



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              (A) At any meeting of the stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting (i) by or at the direction of the Board, or (ii) by any stockholder of the Corporation entitled to vote on such business who complies with the notice procedures set forth in this Section 2.4(A). For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing which is received by the Secretary of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of such meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than ninety-five (95) days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice, and (iv) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.4(A). The presiding officer of the meeting shall determine and declare at the meeting whether the stockholder proposal was made in accordance with the terms of this Section 2.4(A). If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2.4(A), he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

              (B) Nominations for the election of directors may be made by the Board, any nominating committee or person appointed by the Board, or by any stockholder entitled to vote in the election of directors; provided, however, that, subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been received by the Secretary of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of such meeting regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than ninety-five (95) days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be



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nominated; (ii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder and a representation that such stockholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.4(B). The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Section 2.4(B). If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.4(B), he or she shall so declare at the meeting and any such defective nomination shall be disregarded. No stockholder may nominate any person for election as a director to any Class for which such stockholder is not entitled to vote.

              (C) Nothing herein is intended or shall be construed to limit requirements imposed by applicable laws or regulations upon stockholder proposals, opposition thereto by the Corporation, or inclusion thereof in the Corporation's proxy materials.

        SECTION 2.5 Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.



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                                   ARTICLE III
                               BOARD OF DIRECTORS

        SECTION 3.1 Number and Term of Office.

              (A) Number of Directors. The total number of directors shall be between three and nine, with the actual total number of directors set from time to time exclusively by resolution of the Board. The Board shall consist of five members until changed by such a resolution.

              (B) Classes of Directors. There shall be three classes of directors (each, a "CLASS"), known as Class 1, Class 2 and Class 3. The initial Class 1, Class 2 and Class 3 directors shall serve in office as follows. Class 1 shall retire at the first annual meeting of stockholders following the filing of the Corporation's Amended and Restated Certificate of Incorporation (the "EFFECTIVE DATE"). Class 2 shall retire at the second annual meeting of stockholders following the Effective Date, and Class 3 shall retire at the third annual meeting of stockholders following the Effective Date. This annual sequence shall be repeated thereafter. Each director in a Class shall be eligible for re-election if nominated, and such director's seat shall be open for election of a director, at the annual meeting of stockholders of the Corporation at which such Class shall retire, to hold office for three years or until his successor is elected or appointed.

              (C) Additional Directors. Any additional directors elected or appointed shall be elected or appointed to such Class as will ensure that the number of directors in each Class remains as nearly equal as possible, and if all Classes have an equal number of directors or if one Class has one director more than the other two Classes, then to the Class that does not have more directors than any other Class and is subject to election at an ensuing annual meeting before any other such Class.

        SECTION 3.2 Vacancies. Vacancies due to resignation, death, increases in the number of directors, or any other cause shall be filled only by the Board (unless there are no directors, in which case vacancies will be filled by the stockholders) in accordance with the rule that each Class of directors shall be as nearly equal in number of directors as possible. Notwithstanding such rule, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the Class of which he or she is a member, until the expiration of his or her current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board, consistent with the rule that the three Classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more Classes, the Board shall allocate it to that of the available Classes whose term of office is due to expire at the earliest date following such allocation. When the Board fills a vacancy, the director chosen to fill that vacancy shall be of the same Class as the director or she he succeeds and shall hold office until such director's successor shall have been elected and qualified or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

        SECTION 3.3 Place of Meeting. The Board or any committee thereof may hold any of its meetings at such place or places within or without the State of Delaware as the Board



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or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.

        SECTION 3.4 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

        SECTION 3.5 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine.

        SECTION 3.6 Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board or, if the Chairman of the Board is absent or unable or refuses to act, by the Vice Chairman, and may also be called by any two (2) members of the Board. Except as otherwise provided by law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by facsimile to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director's address as it is shown upon the records of the Corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the county in which the principal office for the transaction of the business of the Corporation is located at least three (3) business days prior to the time of the holding of the meeting. In case such notice is delivered personally or by facsimile as above provided, it shall be delivered at least one (1) business day prior to the time of the holding of the meeting. Such mailing, delivery or facsimile transmission as above provided shall be due, legal and personal notice to such director. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        SECTION 3.7 Chairman of the Board. The Chairman of the Board, when present, shall preside at all meetings of the Board and all meetings of stockholders. The Chairman of the Board shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

        SECTION 3.8 Quorum and Manner of Acting. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

        SECTION 3.9 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Unless the Board otherwise provides, each committee designated by the Board may



                                       5
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make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of these Bylaws.

        SECTION 3.10 Affiliated Transactions. Notwithstanding any other provision of these Bylaws, at any time that the Corporation has securities registered pursuant to the Securities Exchange Act of 1934, as amended, and securities of the Corporation are listed for trading on any national securities exchange or trade on the Nasdaq Stock Market, each transaction, or, if an individual transaction constitutes a part of a series of transactions, each series of transactions, proposed to be entered into between the Corporation, on the one hand, and any Affiliate of the Corporation, on the other hand (an "Affiliated Transaction"), must be approved by a majority of the Independent Directors. Notwithstanding the foregoing, such approval is not required for any transaction or series of transactions between the Corporation and any Affiliate of the Corporation where such Affiliate of the Corporation is at least ninety-five percent (95%) beneficially owned, directly or indirectly, by the Corporation. Non-Independent Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee thereof which authorizes an Affiliated Transaction. Notwithstanding any other provision of these Bylaws, this Section 3.10 may only be amended by the vote of the majority of the Independent Directors. For the purposes of this Section 3.10, (a) "Affiliate" of the Corporation shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with the Corporation, (ii) any other person that owns, beneficially, directly or indirectly, ten percent (10%) or more of the outstanding capital shares, or equity interests of the Corporation, or (iii) any officer, director, employee, partner or trustee of the Corporation or any person controlling, controlled by or under common control with the Corporation; (b) "person" shall mean and include individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof; (c) "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests; and (d) "Independent Director" shall mean a director who is not an Affiliate of the Corporation or any of its subsidiaries.

        SECTION 3.11 Qualification Requirement. At any time that the
Corporation has securities registered pursuant to the Securities Exchange Act of 1934, as amended, and securities of the Corporation are listed for trading on any national securities exchange or trade on the Nasdaq Stock Market, no person shall be qualified to be elected to, or appointed to fill a vacancy on, the Board of the Corporation during the pendency of a Business Combination transaction, as defined herein, if such person is, or (in the case of a person described in clause (i), (ii) or (iii) below) was within the two years preceding the date of such election or appointment: (i) an officer, director, employee or affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended) of a party to such transaction (an "Interested Party") or of any affiliate of an Interested Party; (ii) an agent subject to the direction of an Interested Party;
(iii) a consultant or advisor to an Interested Party; (iv) a person having a material financial interest in the transaction (other than through the ownership of stock or securities of the Corporation); or (v) a person having any business, financial, or familial relationship with any person referred to in clauses (i)-



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(iv) above that would reasonably be expected to affect such person's judgment in a manner adverse to this Corporation. A person shall not be disqualified from election or appointment to the Board by reason of this Section 3.11 solely because such person is a director or officer of this Corporation who receives normal and customary compensation as such and/or is a stockholder or affiliate of this Corporation.

        For the purpose of this Section 3.11, a Business Combination shall mean any of the following: (i) a merger or consolidation of this Corporation with another corporation, or a sale of all or substantially all of the business and assets of this Corporation; or (ii) an acquisition (including by tender offer or any other means) by any person (including any two or more persons comprising a group, within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of 15% or more of the outstanding common stock of this Corporation.

        A Business Combination shall be deemed pending for purposes of this
Section 3.11 commencing on the date any offer or proposal for such transaction shall be made and until such time as the proposed transaction is abandoned or until such time as: (i) the party proposing such transaction shall have acquired beneficial ownership, as defined above, of 50% or more of this Corporation's outstanding voting stock; and (ii) 10 business days shall have elapsed thereafter. A business day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                                   ARTICLE IV
                                    OFFICERS

        SECTION 4.1 Officers. The executive officers of the Corporation shall be a Chief Executive Officer or President or both, a Chairman, a Secretary, a Chief Financial Officer, and such other officers as may be appointed at the discretion of the Board or the Chief Executive Officer in accordance with the provisions of
Section 4.3 hereof.

        SECTION 4.2 Election. The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of
Section 4.3 hereof, shall be chosen annually by the Board at the first meeting thereof after the annual meeting of stockholders, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.

        SECTION 4.3 Other Officers. In addition to the officers chosen annually by the Board at its first meeting, the Board or the Chief Executive Officer also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board or the Chief Executive Officer may from time to time specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.



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        SECTION 4.4 Removal and Resignation. Any officer may be removed, either with or without cause, by resolution of the Board, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board, by any officer upon whom such power of appointment or removal may be conferred by the Board. Any officer may resign at any time by giving written notice of his or her resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

        SECTION 4.6 Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. The Chief Executive Officer shall have the power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all the other officers, employees and agents of the Corporation. The Chief Executive Officer shall also perform such other duties and have such other powers as the Board may designate from time to time.

        SECTION 4.7 Chairman. The Chairman shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as are commonly incident to his or her office or as may from time to time be assigned to such Chairman by the Board, or as may be prescribed by these Bylaws.

        SECTION 4.8 Vice Chairman. The Vice Chairman shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as are commonly incident to his or her office or as may from time to time be assigned or delegated to such Vice Chairman by the Chairman, or as may be prescribed by these Bylaws.

        SECTION 4.9 President. The President shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present or, in the absence of the Chairman of the Board, the Chief Executive Officer has been appointed and is present. Subject to the provisions of these Bylaws and to the direction of the Board and Chief Executive Officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board or the Chief Executive Officer.

        SECTION 4.10 Secretary.

              (A) The Secretary shall attend all meetings of the stockholders and of the Board and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board and any committee thereof requiring notice. The Secretary shall perform all other duties given him or her in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

              (B) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or such other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at meetings of directors, the number of shares present or represented at meetings of stockholders, and the proceedings thereof.

              (C) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the name of each stockholder, the number of shares of each class held by such stockholder, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

        SECTION 4.11 Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time.

                                    ARTICLE V
                    VOTING SECURITIES HELD BY THE CORPORATION

        SECTION 5.1 Corporate Actions. Unless otherwise ordered by the Board, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President shall have full power and authority on behalf of the Corporation to attend, act, and vote at any meeting of security holders, or to consent to corporate action in writing without a meeting, of other corporations in which the Corporation may hold securities. In taking such actions, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President shall possess and may exercise any and all rights and powers incident to the ownership of those securities which the Corporation might have possessed and exercised. The Board may, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE VI
                            SHARES AND THEIR TRANSFER

        SECTION 6.1 Transfers of Stock. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

        SECTION 6.2 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

                                   ARTICLE VII
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

        SECTION 7.1 Indemnification of Directors and Officers. The Corporation shall indemnify, in the manner and to the fullest extent permitted by Delaware Law (but in the case of any amendment in the DGCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Any director or officer of the Corporation serving as director or officer for (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), shall be deemed to be doing so at the request of the Corporation. The Corporation may, to the fullest extent permitted by Delaware Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary or desirable to effect the indemnification as provided herein. To the fullest extent permitted by Delaware Law, the indemnification provided herein shall include expenses as incurred (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. Notwithstanding the foregoing or any other provision of this Section 7.1, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel to the Corporation, that, based upon the facts known to the Board or such counsel at the time such determination is made, (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Corporation or its stockholders, and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the provisions of this Section 7.1. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, these Bylaws, any vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        SECTION 7.2 Indemnification of Employees and Agents. Subject to Section 7.1, the Corporation may, but only to the extent that the Board may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation.

        SECTION 7.3 Enforcement of Indemnification. The rights to indemnification and the advancement of expenses conferred above shall be contract rights. No repeal or modification of this Section 7.3 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If a claim under this Article VII is not paid in full by the Corporation within sixty (60) days after written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of such claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall either create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

                                  ARTICLE VIII
                                 CALIFORNIA LAW

        This Article shall apply only during such time and to the extent that the laws of California govern certain affairs of the Corporation by virtue of the lawful application of Section 2115 of the California General Corporation Law.

        SECTION 8.1 Indemnification of Directors and Officers.

              (A) The Corporation shall indemnify each of its directors and officers, acting in any capacity as an agent, as that term is defined in Section 317 of the California General Corporation Law, of the Corporation, to the fullest extent permissible under California law, as now in effect or as hereafter amended, including those circumstances in which indemnification would otherwise be discretionary, against any and all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties, and including attorneys' fees and any expenses of establishing a right to indemnification under this Section 8.1) reasonably incurred or suffered by such person in connection with any proceedings, as that term is defined in
Section 317 of the California General Corporation Law, whether brought by or in the right of the Corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been an agent of the Corporation, and such right of indemnification shall inure to the benefit of such person's heirs, executors, personal representatives and estate. Expenses incurred in defending any proceeding shall be advanced by the Corporation before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an agent covered by this Section 8.1 to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized by these Bylaws, law, the Certificate of Incorporation of the Corporation or agreement. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself, create a presumption that a person is not entitled to indemnification hereunder. The Corporation shall determine whether a person is entitled to indemnification under this Section 8.1 by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the involved proceeding, (ii) if such quorum of directors is not obtainable, by independent legal counsel, selected by the mutual agreement of the Corporation and the person seeking indemnification, in a written opinion, (iii) approval by the affirmative vote of the holders of shares representing a majority of the voting power of the Corporation represented at a duly held meeting at which a quorum is present, or (iv) the court in which such proceeding is or was pending, upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation; provided, that, for purposes of determining the required quorum of any meeting of stockholders called to approve indemnification of such person and the vote, the shares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon.

              (B) The rights of a person covered by this Section 8.1 to bring suit against the Corporation shall include the following:

                       (i) In the case of a director, if there has been no determination by the Corporation, or if the Corporation determines, that the director substantively would not be permitted to be indemnified in whole or in part under the California General Corporation Law, such director shall have the right to bring suit seeking an initial determination by the court or challenging any such determination by the Corporation or any aspect thereof, and the Corporation, by this Section 8.1, consents to service of process and to appear in any such proceeding. Any determination by the Corporation otherwise shall be conclusive and binding on the Corporation and such director.

                       (ii) If a claim for advances under this is not paid in full by the Corporation within twenty (20) days after a written claim and appropriate undertaking have been received by the Corporation, such person may at any time thereafter bring suit against the Corporation to recover the unpaid amount. If successful, in whole or in part, such person shall be entitled to be paid also the expenses of prosecuting such claim.

              (C) In any action brought by a person to enforce a right of indemnification hereunder, or by the Corporation to recover payments by the Corporation of expenses incurred by such person in connection with a proceeding in advance of its final disposition, the burden of proving that such person is not entitled to be indemnified under this or otherwise shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of a proceeding that indemnification of a person covered by this Section 8.1 is proper in the circumstances because such person has met the applicable standard of conduct under the California General Corporation Law, nor an actual determination by the Corporation that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of an action brought by such person, be a defense to the action.

        SECTION 8.2 Indemnification of Agents. The Corporation shall have the power, but except as provided in Section 8.1 above shall not be obligated, to indemnify each of its agents to the fullest extent permissible under the California General Corporation Law, as now in effect or as hereafter amended, including those circumstances in which indemnification would otherwise be discretionary, against any and all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines and ERISA excise taxes or penalties) reasonably incurred or suffered by such person in connection with any proceedings, whether brought by or in the right of the Corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been an agent of the Corporation, and any such indemnification shall inure to the benefit of such person's heirs, executors, personal representatives and estate. Expenses incurred in defending any proceeding may, in the discretion of the Corporation, be advanced by the Corporation before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an agent covered by this Section 8.2 to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized by these Bylaws, law, the Certificate of Incorporation of the Corporation or agreement. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, shall not, of itself, create a presumption that a person is not eligible to be indemnified hereunder. The Corporation shall determine whether a person seeking indemnification under this
Section 8.2 is eligible to be so indemnified and whether the Corporation shall indemnify such person or shall provide advances to such person by any of the following, at the Corporation's sole option: (i) a majority vote of a quorum consisting of directors who are not parties to the involved proceeding, (ii) if such a quorum is not obtainable, by independent legal counsel selected by the Corporation in a written opinion, or
(iii) approval by the affirmative vote of the holders of shares representing a majority of the voting power of the Corporation represented at a duly held meeting at which a quorum is present; provided, that, for purposes of determining the required quorum of any meeting of stockholders called to approve indemnification of such person and the vote, the shares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon. Any such determination by the Corporation shall be conclusive and binding on the Corporation and such person.

        SECTION 8.3 Scope of Indemnification. The indemnification provided for in this Article VIII shall not be deemed exclusive of any other rights to indemnification which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation of the Corporation or these Bylaws, agreement, vote of stockholders or disinterested directors, contract, insurance policy or otherwise. The right of indemnification under
Section 8.1 shall be deemed to create contractual rights in favor of persons entitled to indemnification thereunder. The provisions of this Article VIII shall be applicable to claims commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The rights to indemnity under this Article VIII shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors and administrators of such person. Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of the Certificate of Incorporation of the Corporation or these Bylaws or of any statute inconsistent with this Article VIII, shall adversely affect any right or protection of a director, officer or agent of the Corporation existing at the time of such amendment, repeal or adoption of such a provision.

                                   ARTICLE IX
                                  MISCELLANEOUS

        SECTION 9.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of two concentric circles with the name of the Corporation between the two circles and the date and state of incorporation appearing in the inner circle.

        SECTION 9.2 Amendments. Except as otherwise provided herein or in the Certificate of Incorporation of the Corporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by the Board or by the affirmative vote of the holders of seventy-five percent (75%) or more of the total voting power of all outstanding shares of voting stock of the Corporation.

                            CERTIFICATE OF SECRETARY

        The undersigned, being the duly elected Secretary of EPS Solutions Corporation, a Delaware corporation, hereby certifies that the Amended and Restated Bylaws to which this Certificate is attached were duly adopted by the Board of Directors of said Corporation as of October __, 1999.




                                       /s/ MARK C. COLEMAN
                                       ----------------------------------------
                                             Mark C. Coleman